UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2012 (May 4, 2012)

EVERTEC, LLC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	333-173504	66-0449729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3 San Juan, Puerto Rico		00926
(Address of principal executive offices)		(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Notes Offering

On May 7, 2012, EVERTEC, LLC (formerly known as EVERTEC, Inc., “EVERTEC” or the “Company”) and EVERTEC Finance Corp. (“Finance Corp,” and together with the Company, the “Issuers”), completed their previously announced offering of $40 million aggregate principal amount of 11% Senior Notes due 2018 (the “New Notes”) through a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The New Notes were issued at 105% of the aggregate principal amount thereof, plus accrued interest from April 1, 2012. The New Notes were issued by the Issuers pursuant to that certain Indenture, dated as of September 30, 2010 (the “Indenture”), by and among the Issuers, the Guarantors named therein (the “Guarantors”) and the Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 1, dated as of April 17, 2012, and Supplemental Indenture No. 2 (“Supplemental Indenture No. 2”), dated as of May 7, 2012, which provided for the issuance of the New Notes. A copy of Supplemental Indenture No. 2 is filed as Exhibit 4.1 hereto.

The gross proceeds from the offering of the New Notes were placed in escrow pending the satisfaction or waiver of certain conditions, including, among others, EVERTEC’s incurrence of up to $170 million in new term loan borrowings under its existing senior secured credit facilities, obtaining the consent of the lenders to amend the credit agreement governing the senior secured credit facilities and receipt of the requisite consents from holders of the existing 11% Senior Notes pursuant to the Issuers’ consent solicitation, in each case as described below under “Consent Solicitation” and “Incremental Term Loan Facility” in this Item 1.01. On May 9, 2012, the gross proceeds from the offering of the New Notes were released from escrow to fund the dividend described in Item 8.01 below.

The New Notes will be treated as a single class under the Indenture with the 11% Senior Notes due 2018 issued on September 30, 2010, of which $210.5 million aggregate principal amount remains outstanding (the “Existing Notes” and, together with the “New Notes,” the “Notes”) except that that New Notes will trade separately under different CUSIP numbers until the Issuers complete the registered exchange offer contemplated by the Registration Rights Agreement described below under “Registration Rights Agreement” in this Item 1.01 and holders of the New Notes participate in the exchange offer and receive exchange notes.

The Issuers will pay interest on the New Notes at 11% per annum, semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2012.

EVERTEC used the proceeds from the offering of the New Notes, together with cash on hand and additional amounts borrowed under its senior secured credit facilities, to pay a cash dividend to its parent company, Carib Holdings, LLC (“Carib Holdings”), and pay related fees and expenses.

The foregoing description of Supplemental Indenture No. 2 is qualified in its entirety by reference to the complete copy of such agreement that is filed as Exhibit 4.1 to this Form 8-K and incorporated by reference herein.

Registration Rights Agreement

In connection with the offering of the New Notes, the Issuers have agreed pursuant to a Registration Rights Agreement, dated as of May 7, 2012 (the “Registration Rights Agreement”), among the Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers (the “Initial Purchasers”), to use their reasonable best efforts to register the New Notes under the Securities Act of 1933, as amended (the “Securities Act”), so as to allow holders of the New Notes to exchange the New Notes for the same principal amount of notes (the “Exchange Notes”) with substantially identical terms, except that the Exchange Notes will generally be freely transferable under the Securities Act. The Registration Rights Agreement requires the Issuers and the Guarantors to use commercially reasonable efforts to file an exchange offer registration statement with the Securities and Exchange Commission within 90 days after the issue date of the New Notes and to cause the exchange offer to be completed within 366 days after the issue date of the New Notes. In addition, the Company agreed to file, under certain circumstances, a shelf registration statement to cover resales of the New Notes. If the Company fails to satisfy these obligations and its other obligations as set forth in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the New Notes. A copy of the Registration Rights Agreement is filed as Exhibit 4.2 hereto.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the complete copy of such agreement that is filed as Exhibit 4.2 to this Form 8-K and incorporated by reference herein.

Consent Solicitation

On May 4, 2012, the Issuers announced that, pursuant to the Issuers’ previously announced solicitation of consents (the “Consent Solicitation”), to holders of the Existing Notes, the Issuers have received the requisite consents from holders of at least a majority of the aggregate principal amount of all outstanding Existing Notes on the record date of April 27, 2012 to amend the limitation on restricted payments covenant in the Indenture to provide the Issuers with additional dividend capacity of up to $270 million (the “Proposed Amendment”). The Consent Solicitation expired at 5:00 p.m., New York City time, on Friday, May 4, 2012 (the “Expiration Time”).

D.F. King & Co., Inc., which acted as the information, tabulation and paying agent in the Consent Solicitation, advised the Issuers that it had received the consent of holders of approximately $113.9 million principal amount of the outstanding Existing Notes (excluding Existing Notes owned by EVERTEC or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers). As a result of receiving the requisite consents, on May 7, 2012, the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee, executed a supplemental indenture (“Supplemental Indenture No. 3”) giving effect to the Proposed Amendment. Pursuant to the terms of Supplemental Indenture No. 3, it is effective immediately upon execution, but the Proposed Amendment will not become operative until the Issuers pay to D.F. King & Co., Inc., on behalf of the holders who delivered valid and unrevoked consents to the Proposed Amendment on or prior to the Expiration Time, the consent payment equal to $25.00 per $1,000 principal amount of Notes (the “Consent Fee”). The Issuers’ obligation to accept and pay the Consent Fee is subject to the terms and conditions described in the Consent Solicitation Statement, dated April 30, 2012, the accompanying consent letter and Supplement No. 1 to the Consent Solicitation Statement, dated May 4, 2012. On May 9, 2012, the Company paid the aggregate Consent Fee of approximately $2.8 million and the Proposed Amendment became operative. A copy of Supplemental Indenture No. 3 is filed as Exhibit 4.3 hereto.

The foregoing description of Supplemental Indenture No. 3 is qualified in its entirety by reference to the complete copy of such agreement that is filed as Exhibit 4.3 to this Form 8-K and incorporated by reference herein. Reference is also made to the Issuers’ press release announcing the results of the Consent Solicitation issued on May 4, 2012, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Incremental Term Loan Facility

On May 9, 2012, the Company, Carib Holdings, Finance Corp, and the Guarantors entered into an amendment with Bank of America, N.A., as administrative agent and collateral agent (the “Administrative Agent”) to the Credit Agreement (“Amendment No. 2”) governing its existing senior secured credit facilities to allow, among other things, a restricted payment in an amount not to exceed $270 million and certain adjustments to the financial covenant therein. In addition, the Company borrowed an additional $170 million under an incremental term loan (the “Incremental Term Loan”) pursuant to an Incremental Assumption Agreement among the Company, the Administrative Agent and the additional lenders party thereto (the “Incremental Assumption Agreement”). A copy of Amendment No. 2 is attached as Exhibit 10.1 hereto and a copy of the Incremental Assumption Agreement is attached as Exhibit 10.2 hereto.

The foregoing descriptions of Amendment No. 2 and the Incremental Assumption Agreement are qualified in their entirety by reference to the complete copies of such agreements that are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See “Notes Offering” and “Incremental Term Loan Facility” in Item 1.01, which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 9, 2012, the Board of Directors of Carib Latam Holdings, Inc. (“Carib Inc.”), which is an indirect parent of the Company, approved an adjustment to stock options previously granted pursuant to Carib Inc.’s Amended and Restated 2010 Equity Incentive Plan (the “Plan”) in order to reduce the exercise price of the outstanding options granted under or subject to the terms of the Plan by $7.41 per share. The adjustment was made pursuant to the Plan, which requires Carib Inc. to make an equitable adjustment to outstanding options upon the occurrence of certain events, including the payment of a dividend. The adjustment was effective on May 9, 2012, the date of the payment of a dividend to the holders of common stock of Carib Inc., which is described in Item 8.01 below. In connection with the exercise price adjustment, Carib Inc. will enter into amended and restated stock option agreements, effective as of May 9, 2012, with each holder of outstanding options, including the Company’s named executive officers and directors who have been issued options under or subject to the terms of the Plan.

Item 8.01	Other Events.

On May 9, 2012, the Company used the net proceeds from the Incremental Term Loan and the New Notes, together with cash on hand, to pay a cash distribution of approximately $267 million to its direct parent, Carib Holdings (which in turn was ultimately paid, together with cash on hand at Carib Holdings of approximately $3 million, as a cash dividend to the stockholders of Carib Inc., the Company’s indirect parent).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

4.1	Supplemental Indenture No. 2, dated as of May 7, 2012, by and among EVERTEC, LLC (formerly known as EVERTEC, Inc.), EVERTEC Finance Corp., the Guarantors and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee.

4.2	Registration Rights Agreement, dated as of May 7, 2012, by and among the Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers.

4.3	Supplemental Indenture No. 3, dated as of May 7, 2012, by and among EVERTEC, LLC (formerly known as EVERTEC, Inc.), EVERTEC Finance Corp., the Guarantors and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee.

10.1	Amendment No. 2, dated as of May 9, 2012, by and among, EVERTEC, LLC (formerly known as EVERTEC, Inc.), Carib Holdings, LLC (formerly known as Carib Holdings, Inc.), the other guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent.

Number	Exhibit

10.2	Incremental Assumption Agreement, dated as of May 9, 2012, EVERTEC, LLC (formerly known as EVERTEC, Inc.), the incremental term lenders party thereto and Bank of America, N.A., as administrative agent.

99.1	Press release issued by EVERTEC, LLC and EVERTEC Finance Corp. on May 4, 2012 announcing the expiration and results of the Consent Solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, LLC (Registrant)

Date: May 10, 2012	By:	/s/ Juan J. Román
Name: Juan J. Román Title: Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

4.1	Supplemental Indenture No. 2, dated as of May 7, 2012, by and among EVERTEC, LLC (formerly known as EVERTEC, Inc.), EVERTEC Finance Corp., the Guarantors and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee.

4.2	Registration Rights Agreement, dated as of May 7, 2012, by and among the Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers.

4.3	Supplemental Indenture No. 3, dated as of May 7, 2012, by and among EVERTEC, LLC (formerly known as EVERTEC, Inc.), EVERTEC Finance Corp., the Guarantors and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee.

10.1	Amendment No. 2, dated as of May 9, 2012, by and among, EVERTEC, LLC (formerly known as EVERTEC, Inc.), Carib Holdings, LLC (formerly known as Carib Holdings, Inc.), the other guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent.

10.2	Incremental Assumption Agreement, dated as of May 9, 2012, EVERTEC, LLC (formerly known as EVERTEC, Inc.), the incremental term lenders party thereto and Bank of America, N.A., as administrative agent.

99.1	Press release issued by EVERTEC, LLC and EVERTEC Finance Corp. on May 4, 2012 announcing the expiration and results of the Consent Solicitation.